EXHIBIT 4.2


                             CYBEROPTICS CORPORATION
                             STOCK OPTION AGREEMENT

                  THIS AGREEMENT, made as of the 12th day of January, 1998 by and between CyberOptics Corporation, a Minnesota corporation ("the Company"), and Steven M. Quist ("Employee").

                  WITNESSETH, THAT:

                  WHEREAS, the Company wishes to grant this stock option to Employee.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

                  1. Definitions

                  For all purposes of this Option, the following terms shall have the meanings ascribed to them below:

                  (a) An "Adverse Change" in Employee's employment shall mean the occurrence of any of the following events:

                           (i) the assignment to Employee of employment
                  responsibilities which are not of comparable responsibility and status as the employment responsibilities held by Executive immediately prior to a Change in Control;

                           (ii) a reduction by the Company in Employee's
                  compensation (including targeted bonus compensation) as in effect immediately prior to a Change in Control;

                           (iii) the Company's requiring Employee to be based
                  anywhere after a Change of Control other than within fifty
                  (50) miles of Employee's office location immediately prior to a Change in Control, except for requirements of temporary travel on the Company's business to an extent substantially consistent with Employee's business travel obligations immediately prior to a Change in Control; or

                           (d) except to the extent otherwise required by
                  applicable law, the failure by the Company to continue in effect after a Change in Control any benefit or compensation plan, stock ownership plan, stock purchase plan, bonus plan, life insurance plan, health-and-accident plan or disability plan in which Employee is participating immediately prior to a Change in Control (or plans providing Employee with substantially similar benefits), the taking of any action by the Company which would adversely affect Employee's participation in, or materially reduce Employee's benefits under, any of such plans or deprive Employee of any material fringe benefit enjoyed by Employee immediately prior to such Change in Control, or the failure by the Company to provide Employee with the number of paid vacation days to which Employee is entitled immediately prior to such Change in Control in accordance with the Company's vacation policy as then in effect.

                  (b) "Change in Control" shall mean:

                           (i) a change in control of a nature that would be
                  required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement;

                           (ii) the public announcement (which, for purposes of
                  this definition, shall

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                  include, without limitation, a report filed pursuant to
                  Section 13(d) of the Exchange Act) by the Company or any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that such person has become the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities;

                           (ii) the Continuing Directors cease to constitute a
                  majority of the Company's Board of Directors;

                           (iii) the shareholders of the Company approve (x) any
                  consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (z) any plan of liquidation or dissolution of the Company; or

                           (iv) the majority of the Continuing Directors
                  determine in their sole and absolute discretion that there has been a change in control of the Company.

                  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (d) "Company" shall mean CyberOptics Corporation, a Minnesota corporation, and with respect to any reference to Employee's employer, any subsidiary of CyberOptics Corporation.

                  (e) "Common Stock" shall mean the common stock, no par value, of the Company.

                  (f) "Continuing Director" shall mean any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person (as defined below) or an Affiliate or Associate (as defined below) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (x) was a member of the Board of Directors on the effective date of this Option or (y) subsequently becomes a member of the Board of Directors, if such person's initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors. For purposes of this subparagraph (ii), "Acquiring Person" shall mean any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who beneficially owns (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities, but shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan; and "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

                  (g) "Disabled" or "Disability" shall have the meaning attributed to it by Section 105(d)(4) of the Code or any successor section.

                  (h) "Option" shall mean the right to purchase Common Stock of the Company represented by this Agreement.


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                  (i) "Resign" or "Resignation" shall mean the voluntary
termination by Employee of employment with the Company, unless the Company agrees, through its Board of Directors, that such voluntary termination shall not constitute a resignation for purposes of this Option.

                  2. Grant of Option

                  The Company hereby grants to Employee, on the date set forth above and at the times and subject to the conditions set forth below, the right and option to purchase all or any part of an aggregate of 100,000 shares of Common Stock at the price of $19.50 per share on the terms and conditions set forth herein. This Option is not intended to be an incentive stock option within the meaning of Section 422 of the Code.

                  3. Duration and Exercisability

                  (a) Except as provided in paragraph 3(b) or 4(b) below, this Option may not be exercised by Employee until the expiration of one (1) year from the date that Employee commences full-time employment with the Company (the "Commencement Date") and shall become exercisable on the first anniversary of the Commencement Date with respect to 25% of the shares subject hereto and with respect to an additional cumulative 25% of the shares subject to this Option on the anniversary of the Commencement Date in each year thereafter until the fourth anniversary of the Commencement Date when this Option shall be exercisable in full. This Option shall terminate in all events five (5) years after the date of grant.

                  (b) Notwithstanding Section 3(a), the exercisability of this Option shall be accelerated, and this Option shall become exercisable with respect to all of the shares subject to this Option, in the event of an Adverse Change in Employee's employment after a Change In Control.

                  (c) During the lifetime of Employee, the Option shall be exercisable only by Employee and shall not be assignable or transferable by Employee, other than by will or the laws of descent and distribution.

                  4. Effect of Termination of Employment

                  (a) In the event that Employee (i) shall cease to be employed by the Company after the Commencement Date and prior to a Change of Control for any reason other than Employee's gross and willful misconduct or Employee's death or Disability, or (ii) shall Resign after a Change of Control and prior to an Adverse Change, then Employee shall have the right to exercise the Option at any time within three months after such termination of employment or Resignation to the extent of the full number of shares Employee was entitled to purchase under the Option on the date of termination or resignation, subject to the condition that no Option shall be exercisable after the expiration of the term of the option.

                  (b) In the event that Employee employment with the Company is terminated by the Company after the Commencement Date and within two years after a Change of Control, Employee shall have the right to exercise the Option at any time within three months after such termination of employment with respect to the full number of shares subject to this Option.

                  (c) In the event that Employee shall cease after the Commencement Date to be employed by the Company by reason of Employee's gross and willful misconduct during the course of employment, including but not limited to wrongful appropriation of the Company funds or the commission of a gross misdemeanor or felony, the option shall be terminated as of the date of the misconduct.


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                  (d) If Employee shall die while in the employ of the Company or within three months after termination of employment for any reason other than gross and willful misconduct or become Disabled while in the employ of the Company and Employee shall not have fully exercised the option, such option may be exercised at any time within twelve months after Employee's death or Disability by the personal representatives or administrators, or if applicable guardian, of Employee or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares Employee was entitled to purchase under the option on the date of death, Disability or termination of employment, if earlier, and subject to the condition that no option shall be exercisable after the expiration of the term of the option.

                  5. Manner of Exercise

                  (a) The option can be exercised only by Employee or other proper party by delivering within the option period written notice to the Company at its principal office. The notice shall state the number of shares as to which the option is being exercised and be accompanied by payment in full of the option price for all shares designated in the notice.

                  (b) Employee may pay the option price by check (bank check, certified check or personal check) or with the approval of the Company by delivering to the Company for cancellation Common Stock of the Company with a fair market value equal to the option price; provided, however, that Employee shall not be entitled to tender shares of the Common Stock pursuant to successive, substantially simultaneous exercises of this Option or any other stock option of the Company. For these purposes, the fair market value of the Common Stock shall be as reasonably determined by the Company but shall not be less than, if applicable, (i) the closing price of the stock as reported for composite transactions, if the Common Stock is then traded on a national securities exchange, (ii) the last sale price if the Common Stock is then quoted on the NASDAQ National Market System or (iii) the average of the closing representative bid and asked prices of the Common Stock as reported on NASDAQ on the date as of which fair market value is being determined.

                  6. Miscellaneous

                  (a) This Agreement shall not confer on Employee any right with respect to employment or continuance of employment by the Company, nor will it interfere in any way with the right of the Company to terminate such employment at any time. Employee shall have none of the rights of a shareholder with respect to shares subject to this Option until such shares shall have been issued to Employee upon exercise of this Option.

                  (b) The exercise of all or any parts of this Option shall only be effective at such time that the sale of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.

                  (c) If Employee exercises all or any portion of the Option subsequent to any change in the number or character of the Common Stock (through merger, consolidation, reorganization, recapitalization, stock dividend or otherwise), Employee shall then receive for the aggregate price paid by Employee on such exercise of the Option, the number and type of securities or other consideration which Employee would have received if such Option had been exercised prior to the event changing the number or character of outstanding shares.

                  (d) The Company shall at all times during the term of the Option reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

                  (e) In order to provide the Company with the opportunity to claim the benefit of any


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income tax deduction which may be available to it upon the exercise of the
Option, and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Employee. Employee may elect to satisfy his federal and state income tax withholding obligations upon exercise of the Option by (i)having the Company withhold a portion of its common shares otherwise to be delivered upon exercise of the Option having a fair market value equal to the amount of federal and state income tax required to be withheld upon such exercise, or (ii)delivering to the Company shares of Common Stock other than the shares issuable upon exercise of the Option with a fair market value equal to such taxes.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                       CYBEROPTICS CORPORATION


                                       By      /s/ Steven K. Case
                                          ----------------------------
                                       Its          Founder
                                          ----------------------------


                                          /s/ Steven M. Quist
                                       -------------------------------
                                       Employee


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